SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2003

(Date of earliest event reported)

SAFETY-KLEEN CORP.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-8368	51-0228924

(Commission File No.)	(IRS Employer Identification No.)

5400 Legacy Drive, Cluster II, Bldg. 3, Plano, Texas	75024

(Address of principal executive offices)	(zip code)

(972) 265-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On December 24, 2003, the registrant issued the press release filed with this Current Report on Form 8-K as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release issued December 24, 2003 (Filed herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY-KLEEN CORP.

Date:	December 29, 2003	By:	/s/ David Sprinkle

David Michael Sprinkle Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued December 24, 2003 (Filed herewith.)

Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: John Kyte
December 24, 2003	972-265-2030

SAFETY-KLEEN EMERGES FROM CHAPTER 11 BANKRUPTCY

PLANO, TX — Safety-Kleen Corp. today announced its emergence from Chapter 11 bankruptcy protection, having fulfilled the final requirements of its reorganization process.

“We are extremely pleased to have completed the bankruptcy process,” said Safety-Kleen Chairman, CEO and President Ronald A. Rittenmeyer. “This has been a challenging process, but now it’s over and we are eager to focus all our energies on outperforming the competition and maintaining our position as North America’s leading parts cleaner and industrial waste management service provider.”

“We appreciate the business of our customers, the dedication of our employees, and the support of our vendors and creditors during this difficult time,” Rittenmeyer added. “With their help, we have restructured our operations and finances, enhanced our competitive position, and put together a business plan for moving forward.”

Safety-Kleen entered into Chapter 11 bankruptcy protection voluntarily on June 9, 2000. The U.S. Bankruptcy Court confirmed the Company’s Plan of Reorganization on Aug. 1, 2003, paving the way for emergence upon completion of the remaining legal and financial requirements. Safety-Kleen is emerging from bankruptcy as a private company.

“The Safety-Kleen of today is essentially a new company that’s poised for a bright future,” said Ronald W. Haddock, lead outside director on Safety-Kleen’s new Board of Directors. “This has been a challenging turn-around, and the management team did a great job leading the Company through a difficult, but necessary, transformation.”

“Today marks the beginning of a new chapter in Safety-Kleen’s long history, and we start with a sharp focus on three simple objectives: to be the best in our industry in quality of service, customer satisfaction and profitability,” said Rittenmeyer. “We will be relentless in pursuing those objectives.”

Safety-Kleen emerges from bankruptcy with a total senior secured financing package valued at $295 million, including a $85 million revolving credit facility, a $105 million term loan, and a $105 million letter of credit facility.

Additionally, under the Company’s plan of reorganization:

o	Holders of prepetition secured claims received 100 percent of the equity in the reorganized Company;

o	Holders of general unsecured claims will receive an interest in a Safety-Kleen Creditor Trust; and,

o	All prior common stock and securities of the Company were cancelled effective today, and there will be no distribution of cash or stock to the Company’s prepetition stockholders.

About Safety-Kleen
Safety-Kleen is the leading parts cleaner and industrial waste management company in North America, with approximately 5,000 employees serving hundreds of thousands of customers in the United States, Canada and Puerto Rico.

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